WILLETTS TO SPEAK AT THE
SOUTHEAST 2008 SUPERCOMMUNITY BANK CONFERENCE

For Immediate Release:  February 4, 2008

Wilmington, NC--Frederick Willetts, III, Chairman and President of Cooperative Bankshares, Inc. (the "Company"), (NASDAQ:"COOP") will be a guest speaker at the Southeast 2008 SuperCommunity Bank Conference on Monday, February 11, 2008 in Atlanta, Georgia. Mr. Willetts' presentation is scheduled for 3:00 p.m. Eastern Time and will focus on the Company's performance and strategies.

The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site:
http://www.investorcalendar.com/IC/CEPage.asp?ID=125869&CID=. It will also be
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available on the Company's website at: www.coop-bank.com where it will be
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archived until March 11, 2008.

Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina and one office in Jefferson, South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage Company, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.

For additional information:
Frederick Willetts, III
910-343-0181